Exhibit 99.1

Cvent Announces First Quarter 2023 Financial Results

Revenue Increases 21.0% Year-over-Year

Tysons, VA (May 8, 2023) — Cvent Holding Corp. (“Cvent”) (Nasdaq: CVT), an industry-leading meetings, events and hospitality technology provider, today announced financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights

Revenue

•
Total revenue was $166.2 million for the first quarter of 2023, an increase of 21.0% from the comparable period in 2022.
•
Event Cloud revenue was $114.7 million for the first quarter of 2023, an increase of 20.7% from the comparable period in 2022.
•
Hospitality Cloud revenue was $51.5 million for the first quarter of 2023, an increase of 21.6% from the comparable period in 2022.

Net Loss and Adjusted EBITDA

•
Net loss was $32.6 million for the first quarter of 2023 compared to $31.4 million in the comparable period in 2022.
•
Adjusted EBITDA (defined below) was $32.4 million for the first quarter of 2023 compared to $12.8 million in the comparable period in 2022.
•
Adjusted EBITDA margin (defined below) was 19.5% for the first quarter of 2023 compared to 9.3% in the comparable period in 2022.

Cash, Cash Equivalents and Short-Term Investments

•
Cash, cash equivalents and short-term investments as of March 31, 2023 totaled $156.1 million, compared to $140.0 million as of December 31, 2022.

Adjusted EBITDA and Adjusted EBITDA margin are a non-GAAP financial measure. Definitions of Adjusted EBITDA and Adjusted EBITDA margin and a reconciliation of those measures to their most directly comparable measures in accordance with GAAP are set forth below.

Pending Merger

On March 14, 2023, Cvent entered into a definitive agreement pursuant to which it agreed to be acquired by an affiliate of private equity funds managed by Blackstone (“Blackstone”). Upon completion of the transaction, Cvent’s common stock will no longer be publicly listed, and Cvent will become a privately held company. The transaction was unanimously approved by the board of directors of Cvent (following the recommendation of a special committee composed entirely of independent and disinterested directors) and is subject to the satisfaction of customary closing conditions, including receipt of approval by Cvent’s stockholders and required regulatory approvals.

Conference Call Information

Given Cvent’s pending acquisition by Blackstone, the Company is not providing guidance for full year 2023 (or any interim period in 2023) and will not host a conference call to discuss its first quarter 2023 financial results. For further detail and discussion of the Company’s financial performance, please refer to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023.

About Cvent

Cvent Holding Corp. (Nasdaq: CVT) is a leading meetings, events, and hospitality technology provider with more than 4,800 employees and more than 21,000 customers worldwide as of March 31, 2023. Founded in 1999, the company delivers a comprehensive event marketing and management platform and offers a global marketplace where event professionals collaborate with venues to create engaging, impactful experiences. Cvent is headquartered in Tysons, Virginia, just outside of Washington D.C., and has additional offices around the world to support its growing global customer base. The comprehensive Cvent event marketing and management platform offers software solutions to event organizers and marketers for online event registration, venue selection, event marketing and management, virtual and onsite solutions, and attendee engagement. Cvent’s suite of products automate and simplify the event management lifecycle and maximize the impact of in-person, virtual, and hybrid events. Hotels and venues use Cvent’s supplier and venue solutions to win more group and corporate travel business through Cvent’s sourcing platforms. Cvent solutions optimize the event management value chain and have enabled clients around the world to manage millions of meetings and events. For more information, please visit Cvent.com. From time to time, we plan to utilize our investor relations website, investors.cvent.com, as a channel of distribution for material company information.

Non-GAAP Financial Measures

This earnings press release uses and discusses the following financial measures not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”): Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, Adjusted EBITDA and Adjusted Free Cash Flow, and certain ratios and other metrics derived therefrom, including Adjusted EBITDA margin which represents Adjusted EBITDA divided by revenue and Non-GAAP gross margin which represents Non-GAAP Gross Profit divided by revenue. Reconciliation of these non-GAAP financial measures to their GAAP basis results can be found within the tables included in this release.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cvent’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Cvent’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cvent excludes or adjusts for one or more of the following items from these non-GAAP financial measures:

Interest expense. Cvent excludes this expense from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Other income, net. Cvent excludes this item, which is comprised primarily of foreign exchange gains/(losses) and state tax settlements, from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Provision for income taxes. Cvent excludes this item from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Amortization of deferred financing costs and debt discount. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Intangible asset amortization. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit and Adjusted EBITDA.

Amortization of software development costs. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit and Adjusted EBITDA.

Stock-based compensation expense. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit,

Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses and Adjusted EBITDA.

Cost related to acquisitions. Cost related to acquisitions is comprised of the value of contingent payments included in compensation expense which relate to the potential cash payment to certain employees of acquired companies whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. As the contingent payments are subject to continued employment, GAAP requires that these payments be accounted for as compensation expense and such expense is subject to revaluation. Additionally, cost related to acquisitions includes expenses related to performing due diligence, valuation, earnouts or other acquisition-related activities, including costs associated with the proposed merger with Blackstone. Cvent excludes these expenses primarily because they are not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses and Adjusted EBITDA.

Restructuring expenses. Cvent excludes this expense, which is comprised of expenses associated with severance to terminated employees of acquired entities, retention bonuses to employees retained from acquired entities, costs to discontinue use of a back-office system and closing of certain office spaces, primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses and Adjusted EBITDA.

Other items. Cvent excludes this item, which is comprised of certain expenses associated with prosecuting a trade secret misappropriation claim and credit facility fees, net of the gain from government subsidies related to the global COVID-19 pandemic, primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses and Adjusted EBITDA.

Loss on extinguishment of debt. Cvent excludes this expense from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Purchases of Property and Equipment. This item is customarily included as a reduction to net cash provided by operating activities in the calculation of free cash flow. This item is reflected in Adjusted Free Cash Flow.

Capitalized Software Development Costs. This item is customarily included as a reduction to net cash provided by operating activities in the calculation of free cash flow. This item is reflected in Adjusted Free Cash Flow.

Change in Fees Payable to Customers. Cvent excludes the change in this balance sheet item primarily because it is not considered a part of ongoing net cash provided by operating activities when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted Free Cash Flow.

Interest Paid. Cvent excludes these cash payments primarily because it is not considered a part of ongoing net cash provided by operating activities when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted Free Cash Flow.

Forward-Looking Statements

Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this release are based upon Cvent’s historical performance and on its current plans, operating budgets, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks, uncertainties, assumptions and factors that could cause actual results to differ materially from those anticipated, including, but not limited to: the risk that trends stated or implied by this release cannot or will not be sustained at the current pace or may fluctuate from current expectations, including trends and expectations related to revenue, revenue growth, net loss, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted

Free Cash Flow, Adjusted Free Cash Flow margin, gross profit, gross margin, expenses, deferred revenue, interest expense, the demand for events and meetings, the return to in-person events, demand for advertising and software solutions, and demand for an integrated platform; the impact of current global events and macroeconomic conditions on customer’s demand for our products and services, Cvent’s operations, financial results and on Cvent’s virtual, hybrid and in-person offerings; Cvent’s ability to retain, engage, and upsell current customers and attract and retain new customers; Cvent’s ability to maintain and expand relationships with hotels and venues; the competitiveness of the market in which Cvent operates and Cvent’s ability to maintain and increase its market position; Cvent’s ability to attract and retain key employees, including its senior management team; the impact of a disruption of Cvent’s operations, infrastructure or systems, or disruption of the operations, infrastructure or systems of the third parties on which Cvent relies; Cvent’s ability to manage its costs and growth effectively; Cvent’s ability to develop, introduce and market new and enhanced versions of its solutions to meet customer needs and expectations; the risk that the industry does not get back to a normalized state when and as expected; the risk that the proposed merger with Blackstone may not be completed in a timely manner or at all, which may adversely affect Cvent’s business and the price of Cvent’s common stock; the effect of the announcement or pendency of the proposed transaction on Cvent’s business relationships, operating results and business generally; risks that the proposed transaction disrupts Cvent’s current plans and operations; and other factors beyond our control.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including in the “Risk Factors” section of those filings. Actual results may differ materially. Investors should evaluate all forward-looking statements in the context of these risks and uncertainties.

The forward-looking statements included herein are made only as of the date hereof, based on current estimates, expectations, observations and trends. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Cvent and Blackstone. Cvent has filed a definitive proxy statement and a form of proxy card with the SEC in connection with the solicitation of proxies for the special meeting of stockholders of Cvent relating to the proposed transaction (the “Definitive Proxy Statement”). This press release is not a substitute for the Definitive Proxy Statement or any other document that may be filed by Cvent with the SEC.

BEFORE MAKING ANY DECISION, CVENT STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE DEFINITIVE PROXY STATEMENT BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Cvent’s special meeting of stockholders to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Definitive Proxy Statement. You may obtain a free copy of the Definitive Proxy Statement and other related documents filed by Cvent with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of Cvent’s website at https://www.cvent.com.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Cvent and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Cvent’s stockholders in connection with the proposed transaction. Information regarding Cvent’s directors and executive officers, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the Definitive Proxy Statement and and will be included in Cvent’s other filings with the SEC made subsequent to the date of the Definitive Proxy Statement. To the extent holdings of Cvent’s securities by such directors or officers have changed or will change since the amounts printed as of a date disclosed in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Changes in Beneficial Ownership on Form 4 or other ownership reports filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement and will be set forth in other materials to be filed with the SEC in connection with the special meeting of Cvent’s stockholders. These documents can be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investor Relations section of Cvent’s website at https://www.cvent.com.

Contacts

Investor Contact

CventIR@icrinc.com

Media Contact

Erica Stoltenberg

estoltenberg@cvent.com

(571) 378-6240

CVENT HOLDING CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$102,220	$99,108
Restricted cash	2,535	815
Short-term investments	53,872	40,925
Accounts receivable, net of allowance of $1.8 million and $2.6 million, respectively	97,018	120,362
Capitalized commission, net	27,473	26,685
Prepaid expenses and other current assets	24,759	17,819
Total current assets	307,877	305,714
Property and equipment, net	14,577	15,250
Capitalized software development costs, net	92,759	96,959
Intangible assets, net	161,076	172,781
Goodwill	1,620,270	1,620,312
Operating lease-right-of-use assets	28,453	20,398
Capitalized commission, non-current, net	23,828	23,477
Deferred tax assets, non-current	2,440	2,425
Other assets, non-current, net	5,493	8,617
Total assets	$2,256,773	$2,265,933
Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$-	$-
Accounts payable	2,804	2,147
Accrued expenses and other current liabilities	88,993	82,249
Fees payable to customers	63,589	38,379
Operating lease liabilities, current	11,121	11,070
Deferred revenue	302,216	267,882
Total current liabilities	468,723	401,727
Deferred tax liabilities, non-current	18,126	18,103
Long-term debt, net	138,000	208,000
Operating lease liabilities, non-current	26,790	19,712
Other liabilities, non-current	6,413	7,526
Total liabilities	658,052	655,068
Commitments and contingencies (Note 12)
Stockholders’ equity:
Common stock, $0.0001 par value, 1,500,000,000 shares authorized at March 31, 2023 and December 31, 2022, respectively; 491,358,090 and 488,296,792 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	49	49
Additional paid-in capital	2,591,042	2,571,424
Accumulated other comprehensive loss	(7,850)	(8,731)
Accumulated deficit	(984,520)	(951,877)
Total stockholders’ equity	1,598,721	1,610,865
Total liabilities and stockholders’ equity	$2,256,773	$2,265,933

CVENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$166,205	$137,356
Cost of revenue	60,691	56,200
Gross profit	105,514	81,156
Operating expenses:
Sales and marketing	44,960	40,091
Research and development	35,973	31,406
General and administrative	39,768	24,951
Intangible asset amortization, exclusive of amounts included in cost of revenue	11,713	12,154
Total operating expenses	132,414	108,602
Loss from operations	(26,900)	(27,446)
Interest expense	(2,647)	(2,592)
Amortization of deferred financing costs and debt discount	(158)	(320)
Other income, net	1,169	260
Loss before income taxes	(28,536)	(30,098)
Provision for income taxes	4,107	1,291
Net loss	$(32,643)	$(31,389)
Other comprehensive income:
Other comprehensive income	881	131
Comprehensive loss	$(31,762)	$(31,258)
Basic and diluted net loss per common share	$(0.07)	$(0.07)
Basic and diluted weighted-average common shares outstanding	488,983,183	481,144,118

CVENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Operating activities:
Net loss	$(32,643)	$(31,389)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,582	30,187
Amortization of the right-of-use assets	2,231	2,077
Allowance for expected credit losses, net	(462)	279
Amortization of deferred financing costs and debt discount	158	320
Amortization of capitalized commission	8,924	7,948
Unrealized foreign currency transaction (gain)/loss	(1,020)	287
Stock-based compensation	14,556	9,768
Change in deferred taxes	7	2
Change in operating assets and liabilities
Accounts receivable	23,932	18,968
Prepaid expenses and other assets	(17,840)	(7,021)
Capitalized commission, net	(13,700)	(13,581)
Accounts payable, accrued expenses and other liabilities	47,168	16,783
Operating lease liability	(3,158)	(2,864)
Deferred revenue	33,790	48,160
Net cash provided by operating activities	92,525	79,924
Investing activities:
Purchase of property and equipment	(2,356)	(1,375)
Capitalized software development costs	(12,725)	(11,891)
Purchase of investments	(56,051)	(21,238)
Maturities of investments	46,127	16,824
Net cash used in investing activities	(25,005)	(17,680)
Financing activities:
Principal repayments of revolving credit facility	(115,000)	—
Proceeds from revolving credit facility	45,000	—
Proceeds from exercise of stock options	5,127	510
Net cash (used in) provided by financing activities	(64,873)	510
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,185	(1,209)
Change in cash, cash equivalents, and restricted cash	4,832	61,545
Cash, cash equivalents, and restricted cash, beginning of period	99,923	126,629
Cash, cash equivalents, and restricted cash, end of period	$104,755	$188,174
Supplemental cash flow information:
Interest paid	$2,448	$2,584
Income taxes paid	$455	$1,743
Supplemental disclosure of non-cash investing and financing activities:
Outstanding payments for purchase of property and equipment at period end	$153	$382
Outstanding payments for capitalized software development costs at period end	$883	$887

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except share amounts and share counts)

(unaudited)

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Non-GAAP Gross Profit:
Gross Profit	$105,514	$81,156
Adjustments
Depreciation	316	542
Amortization of software development costs	17,008	15,961
Stock-based compensation expense	1,231	590
Restructuring expense	-	8
Other items	-	(98)
Non-GAAP Gross Profit	$124,069	$98,159

Gross Margin:
Revenue	$166,205	$137,356
Gross Margin	63.5%	59.1%
Non-GAAP Gross Margin	74.6%	71.5%

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Non-GAAP Sales and Marketing Expenses:
Sales and marketing	$44,960	$40,091
Adjustments
Depreciation	(176)	(173)
Stock-based compensation expense	(4,938)	(2,980)
Restructuring expense	(7)	(67)
Cost related to acquisitions	-	(10)
Other items	-	52
Non-GAAP Sales and Marketing Expenses	$39,839	$36,913

Sales and Marketing Expenses as a Percent of Revenue:
Revenue	$166,205	$137,356
Sales and marketing expenses	27.1%	29.2%
Non-GAAP sales and marketing expenses	24.0%	26.9%

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Non-GAAP Research and Development Expenses:
Research and development	$35,973	$31,406
Adjustments
Depreciation	(207)	(226)
Stock-based compensation expense	(3,829)	(2,588)
Restructuring expense	(15)	27
Other items	-	360
Non-GAAP Research and Development Expenses	$31,922	$28,979

Research and Development Expenses as a Percent of Revenue:
Revenue	$166,205	$137,356
Research and development expenses	21.6%	22.9%
Non-GAAP research and development expenses	19.2%	21.1%

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Non-GAAP General and Administrative Expenses:
General and administrative	$39,768	$24,951
Adjustments
Depreciation	(1,117)	(1,097)
Stock-based compensation expense	(4,557)	(3,610)
Restructuring expense	27	(229)
Cost related to acquisitions	(13,585)	(177)
Other items	(662)	(330)
Non-GAAP Research and Development Expenses	$19,874	$19,508

General and Administrative Expenses as a Percent of Revenue:
Revenue	$166,205	$137,356
General and administrative expenses	23.9%	18.2%
Non-GAAP general and administrative expenses	12.0%	14.2%

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Adjusted EBITDA
Net loss	$(32,643)	$(31,389)
Adjustments
Interest expense	2,647	2,592
Amortization of deferred financing costs and debt discount	158	320
Other income, net	(1,169)	(260)
Provision for income taxes	4,107	1,291
Depreciation	1,816	2,038
Amortization of software development costs	17,008	15,961
Intangible asset amortization	11,713	12,154
Stock-based compensation expense	14,556	9,768
Restructuring (income) expense	(4)	277
Cost related to acquisitions	13,585	187
Other items	660	(180)
Adjusted EBITDA	$32,434	$12,759

Adjusted EBITDA margin
Revenue	$166,205	$137,356
Net loss margin	(19.6)%	(22.9)%
Adjusted EBITDA margin	19.5%	9.3%

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Adjusted Free Cash Flow:
Net cash provided by operating activities:	$92,525	$79,924
Adjustments
Purchase of property and equipment	(2,356)	(1,375)
Capitalized software development costs	(12,725)	(11,891)
Change in fees payable to customers	(25,210)	(24,493)
Interest paid	2,448	2,584
Adjusted Free Cash Flow	$54,682	$44,749

Adjusted Free Cash Flow margin:
Revenue	$166,205	$137,356
Adjusted Free Cash Flow margin	32.9%	32.6%